UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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GEORESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

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April 29, 2011

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on Tuesday, June 7, 2011 at 1:00 p.m., Mountain Daylight Time, at 1999 Broadway, Suite 3150, Denver, Colorado 80202. The other directors and officers join me in extending this invitation.

At this year’s Annual Meeting, you will be asked to provide an advisory vote on executive compensation and on the frequency of the advisory vote on executive compensation. The Board’s recommendation on these two items is set forth in the proposals, and your support is important.

It is important that your shares are represented at the meeting. If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.

A form of proxy is enclosed. To assure that your shares will be voted at the meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone. Submitting your proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

FRANK A. LODZINSKI
Chairman, President and Chief Executive Officer

Your vote is important.

Please vote by using the Internet, the telephone,

or by signing, dating, and returning the enclosed proxy card.

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090-1629

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Date:	June 7, 2011

Time:	1:00 p.m. MDT

Place:	1999 Broadway, Suite 3150 Denver, Colorado 80202

Matters to be voted on:	1. To elect seven directors named in the proxy statement for the ensuing year;
2. To approve the amendment to the Amended and Restated 2004 Employees’ Stock Incentive Plan to increase the number of shares by 1.25 million shares;
3. To approve, on a non-binding advisory basis, executive compensation;
4. To vote, on a non-binding advisory basis, on the frequency of future executive compensation votes; and
5. To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Shareholders of record at the close of business on April 19, 2011, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

It is important that your shares be represented and voted at the Annual Meeting. Shareholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting: (1) vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or (2) complete, sign, date and return the accompanying proxy card in the enclosed self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

By Order of the Board of Directors,

CATHY KRUSE

Corporate Secretary

April 29, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD JUNE 7, 2011

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by mailing to you this full set, including the proxy card, on or about May 2, 2011, and by notifying you of the availability of our proxy materials on the Internet. These proxy materials and our 2010 Annual Report on Form 10-K are available at http://www.geoiproxy.com.

2011 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders
•	Time:	1:00 p.m. Mountain Daylight Time
•	Date:	June 7, 2011
•	Place:	1999 Broadway, Suite 3150 Denver, Colorado 80202
•	Record date:	April 19, 2011
•	Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda
•	Election of 7 directors
•	Amend the Amended and Restated 2004 Employees’ Stock Incentive Plan to increase the number of shares by 1.25 million shares
•	Advisory vote on executive compensation
•	Advisory vote on the frequency of future advisory votes on executive compensation

Voting Matters	Recommendation of the Board	Page Reference (for more detail)
Election of Directors	FOR EACH DIRECTOR NOMINEE	1
Amendment to the Amended and Restated 2004 Employees’ Stock Incentive Plan	FOR	7
Advisory Vote on Executive Compensation	FOR	11
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	FOR EVERY YEAR	12

Item 1. Board Nominees

The following table provides summary information about each of our director nominees. Each director nominee is elected annually by the seven nominees receiving the highest number of votes cast. No director nominee, all of which are current directors, attended fewer than 75% of the Board meetings and committee meetings on which he sits.

						Committee Membership
Name	Age	Director Since	Position with the Company	Experience/ Qualification	Independent	AC	CC	NC	EC
Frank A. Lodzinski	61	2007	Chairman, President and CEO of the Company	Leadership, Industry, Expertise and Experience					X

Collis P. Chandler, III	42	2007	Executive Vice President of the Company	Industry, Expertise and Experience					X

Jay F. Joliat	54	2007	Director	Finance, Industry and Experience	X	X	X	X

Bryant W. Seaman, III	58	2010	Director	Finance, Legal and Experience	X		X	X

Michael A. Vlasic	50	2007	Director	Finance, Industry and Operations	X		X		X

Nick L. Voller	60	2004	Director	Accounting, Finance and Industry	X	X

Donald J. Whelley	56	2010	Director	Accounting, Finance and Operations	X	X		X

AC	Audit Committee
CC	Compensation Committee
EC	Executive Committee
NC	Nominating Committee

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Item 2. Amendment to the Amended and Restated 2004 Employees’ Stock Incentive Plan

We are asking shareholders to approve an Amendment to our Amended and Restated 2004 Employees’ Incentive Plan (the “2004 Plan”) that will increase the number of available shares available for grants by 1.25 million shares and to allow for performance units to be issued to grantees of awards under the 2004 Plan.

Items 3 and 4. Executive Compensation Advisory Vote and Frequency of the Advisory Vote

We are asking shareholders to approve on an advisory basis our named executive officer compensation. Our Board recommends a FOR vote because it believes that our compensation program is currently adequate to retain, attract and incentivize our named executive officers on both a short-term and long-term basis in a manner beneficial to shareholders. Further, our Board believes that our compensation program is reasonable in relation to comparable public and private companies in our industry. Our Board recommends that shareholders vote in favor of holding the advisory vote on executive compensation EVERY YEAR.

Elements of Our Compensation Program

Element	Characteristics	Primary Objective
Base Salary	Cash	Attract and retain highly talented individuals
Short-Term Incentives	Cash bonus	Reward for individual and corporate performance
Long-Term Incentives	(a) Stock options with multi-year vesting periods and (b) restricted stock with multi-year vesting periods	Align the interests of our employees and shareholders by providing employees with incentive to perform technically and financially in a manner that promotes share price appreciation
Other Benefits	401(k) matching plans and employee benefit plans	Provide benefits that promote employee health and support employees in attaining financial security

Executive Compensation Discussion

Our Board of Directors, Compensation Committee and CEO believe that a reasonable compensation program in relation to our competitors is essential to profitable corporate growth and that our compensation program should be periodically reviewed and modified to retain and attract necessary executive and supporting personnel. Further, we believe our compensation program provides reasonable incentives to align the interests of our named executive officers with our shareholders. Our named executive officers (and the other members of management and key employees) are shareholders through direct investments and long-term incentive compensation awards and most have served since April 2007. During the past four years, the Company has experienced significant growth in revenues, oil and gas reserves and net income.

2010 Financial Highlights

The Company set many records in fiscal year 2010. Our activities added to our positive operating results, including:

•	Our revenues exceeded $100 million, a milestone for the Company;

•	Our reserves increased by 16% over 2009, with oil reserves increasing 26%;

•	Our production increased by 11% over 2009, with oil production up 25%;

•	Our net income increased by $13.5 million or 138% greater than 2009;

•	Our earnings per share increased to $1.16 per share or 97% over 2009; and

•	Finally, the price of our common stock increased from $13.66 per share (at December 31, 2009) to $22.21 per share (at December 31, 2010).

In January 2011, we sold 5,175,000 shares of common stock in a public offering resulting in net proceeds of approximately $122.9 million, allowing us to pay off our debt and position us to increase our capital spending.

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ITEM 1 – ELECTION OF DIRECTORS

Our Board of Directors has nominated seven directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees currently are directors. Each agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the 2011 Annual Meeting.

Our Articles of Incorporation provide that the number of directors shall not be less than three or more than ten. Our Bylaws allow the Board to set the number of directors subject to our Articles of Incorporation. In the election of directors, each proxy will be voted for each of the nominees listed in the table below unless the proxy withholds authority to vote for one or more of the nominees.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, Mr. Chandler has indicated that he will likely pursue personal interests within the next year and therefore it is unlikely that he will be able to fill his full term on the Board. Furthermore, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Below is information about each nominee, including biographical data for at least the past five years and an assessment of the skills and qualifications of each nominee.

FRANK A. LODZINSKI President, Chairman and Chief Executive Officer Age: 61 Director Since: 2007 Board Committees: • Executive

Mr. Lodzinski has served as our President, Chairman and Chief Executive Officer since April 2007. He has over 39 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company. In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired controlling interests in Texoil, Inc. In 2001, Texoil, Inc. was sold to Ocean Energy, Inc. In 2001, Mr. Lodzinski was appointed CEO and President of AROC, Inc. to direct the restructuring and ultimate liquidation of that company. In 2003, AROC, Inc. completed a monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the General Partner of Southern Bay, which acquired the residual assets of AROC, Inc., and he has served as President of Southern Bay Energy LLC since its formation. He is a certified public accountant and holds a BSBA Degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

SKILLS AND QUALIFICATIONS: Mr. Lodzinski, as our President, Chairman and Chief Executive Officer, has been responsible for our business strategy since April 2007. His industry experience and vision are a primary component of our successful operations since that time. Mr. Lodzinski’s day-to-day leadership and intimate knowledge of the oil and gas industry, our structure and our operations provide our Board of Directors with company-specific experience, expertise and leadership.

COLLIS P. CHANDLER, III Executive Vice President and Chief Operating Officer – Northern Region Age: 42 Director Since: 2007 Board Committees: • Executive

Mr. Chandler has served as our Executive Vice President and Chief Operating Officer – Northern Region since April 2007. Mr. Chandler has been President and sole owner of Chandler Energy, LLC since its inception in July 2000. From 1988-2000, Mr. Chandler was employed by The Chandler Company, a privately-held exploration company operating primarily in the Rocky Mountains. His responsibilities over the 12-year period included involvement in exploration, prospect generation, acquisition, structure and promotion as well as direct responsibility for all land functions including contract compliance, lease acquisition and administration. Mr. Chandler received a Bachelor’s of Science Degree from the University of Colorado, Boulder in 1992.

SKILLS AND QUALIFICATIONS: Mr. Chandler has been with our Company since April 2007, and has broad industry experience and brings significant operational capabilities to our Company. He has an intimate understanding of our business, its capabilities and operations, as well as significant prior management expertise that benefits us.

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JAY F. JOLIAT Age: 54 Director Since: 2007 Board Committees: • Audit • Compensation • Nominating

Mr. Joliat has, for more than the past nine years, been an independent investor and developer in commercial, industrial and garden style apartment real estate and development, residential home building, restaurant ownership and management, as well as venture private equity in generic pharmaceuticals, medical devices and oil and gas. He previously formed and managed his own investment management company early in his career and was formerly employed by E.F. Hutton and Dean Witter Reynolds. He holds a Bachelor of Arts Degree in Management and Finance from the Oakland University (1982) and was awarded a Certified Investment Management Analyst certificate in 1983 after completion of the IMCA program at the Wharton School of Business of the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco Pharmaceutical Laboratories Ltd., a company with a class of equity securities registered under the Exchange Act, and served in various capacities on the audit, executive and compensation committees.

SKILLS AND QUALIFICATIONS: Mr. Joliat’s prior business experience in management and investments, as well as serving on the board of directors of an SEC-reporting company, brings us a unique perspective as an outside investor in oil and gas entities. His management skills and extensive experience in assessing financing strategy provide our Board with a valuable resource for planning corporate strategy.

BRYANT W. SEAMAN, III Age: 58 Director Since: 2010 Board Committees: • Compensation • Nominating

Mr. Seaman has been Managing Director at Bessemer Trust since November 2005, where he is Head of Private Asset Advisory. From 2004 through October 2005 he was a Partner, Merchant Banking, of Gregory & Hoenemeyer, Inc. From 2002 to 2004 he was Group Executive Vice President, International, of the New York Stock Exchange, Inc. From 1998 through 2001 he was a Managing Director of Deutsche Banc Alex. Brown. From 1995 through 1997 he was a General Partner of Asia/Pacific Capital Partners, and from 1983 to 1995 he was a Managing Director, Investment Banking, at Credit Suisse First Boston. Mr. Seaman holds an A.B. degree in Political Science from Stanford University and MBA and Juris Doctor degrees from Columbia University.

SKILLS AND QUALIFICATIONS: Mr. Seaman has extensive investment banking experience as well as experience working for the New York Stock Exchange, along with a legal and business background. He has operated effectively at the highest levels of his management. His leadership skills at these positions, along with his financial, business and legal acumen, add an important dimension to the composition of our Board.

MICHAEL A. VLASIC Age: 50 Director Since: 2007 Board Committees: • Compensation • Executive

Mr. Vlasic has served on the Board of Managers of Southern Bay Energy, LLC since its inception in 2004. He previously was a Director of Texoil, Inc., a company with a class of equity securities registered under the Exchange Act, where he served on its executive committee from 1997 until its sale to Ocean Energy Inc. in 2001. For more than the past nine years he has been Chief Executive Manager of Vlasic Investments L.L.C. He is a 1982 graduate of Brown University and holds an MBA from the University of Michigan (1986).

SKILLS AND QUALIFICATIONS: Mr. Vlasic has extensive investment experience in oil and gas exploration and production companies, and brings a financial and operational base to our Board that assists us in determining corporate strategy. His extensive experience in oversight of investments of small exploration and production companies provides us with a valuable resource in our strategy development.

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NICK L. VOLLER Age: 60 Director Since: 2004 Board Committees: • Audit

Mr. Voller has been a shareholder with Voller Lee & Associates, P.C., a CPA firm located in Williston, North Dakota for over the past five years. He graduated from the University of North Dakota in 1972.

SKILLS AND QUALIFICATIONS: Mr. Voller has been a certified public accountant operating his own CPA firm for many years. He brings to our Board his expertise as an accountant as well as an appreciation of the practical aspects of operating our business. He is also well acquainted with the local conditions in our Northern Region, which gives us additional insight and operational expertise.

DONALD J. WHELLEY Age: 56 Director Since: 2010 Board Committees: • Audit • Compensation • Nominating

Mr. Whelley has been a Managing Member of DJW Advisors, LLC since 2008, advising clients on their direct oil and gas investments, strategic resources, litigation support and due diligence. From 1993 to 2008, he was Executive Vice President of John S. Herold, Inc., where he was Chief Financial Officer and responsible for managing valuation and consulting engagements. From 1991 to 1993, he was the Chief Financial Officer of Damson Oil Corporation, guiding it through its bankruptcy and the ultimate disposition of its oil and gas properties. Prior to 1991, he held management positions with B&D Equities, Inc., a broker-dealer; Granada Corporation, an agricultural biotech company; Damson Oil Corporation; and Arthur Andersen & Co. Mr. Whelley holds a B.S. degree in Accounting from Clarkson University.

SKILLS AND QUALIFICATIONS: Mr. Whelley has extensive industry experience in oversight of oil and gas investments, litigation support and due diligence. He brings to our Board of Directors an independent analytical skill set from a training perspective, which assists us in determining our strategies. He has also operated as a chief financial officer of a large exploration and production company, so his knowledge of operations administration is helpful to us.

In light of the individual skills and qualifications of each of our director nominees and his contributions to our Board, our Board has concluded that each of our director nominees should be re-elected to our Board.

Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

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CORPORATE GOVERNANCE

We are committed to high quality corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Board reviews the Company’s policies and business strategies, and advises and counsels the executive officers who manage the Company.

The full text of the charters of our Audit, Nominating and Compensation Committees and our Business Conduct and Code of Ethics can be found at www.georesourcesinc.com. Copies of these documents also may be obtained from our Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. In this section, we describe our key governance policies and practices. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through telephone contact and other communications with management.

Director Attendance

During 2010, our Board of Directors held two meetings. Each of the incumbent directors attended 100% of the meetings of the full Board and meetings of the committee(s) on which he served in 2010. In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting. During 2010, the Board effected two actions by unanimous written consent.

While we do not have a formal policy regarding our Board members’ attendance at the Annual Meeting of Shareholders, we have historically scheduled a meeting of the Board on the same day as our annual meeting so our Board members typically attend the Annual Meeting of Shareholders, except in 2010. In 2010, Mr. Lodzinski and Mr. Chandler were the only members of our Board of Directors in attendance at our Annual Meeting of Shareholders.

Director Independence

The current Board consists of seven directors, two of whom are currently employed by the Company (Messrs. Lodzinski and Chandler). In April 2011, the Board conducted an annual review and affirmatively determined that all of the non-employee directors (Messrs. Joliat, Seaman, Vlasic, Voller and Whelley) are “independent” as that term is defined in the listing standards of NASDAQ. The Board made a subjective determination as to each independent director that no relationship exists; which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the Board and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Further, the Board determined that Mr. Lodzinski is not independent because he is the President and Chief Executive Officer of the Company

and Mr. Chandler is not independent because he is an executive officer of the Company.

Board of Directors Diversity

The Board of Directors does not have a formal diversity policy. The Board considers candidates that will make the board as a whole reflective of a range of talents, skills, diversity and expertise.

Shareholder-Recommended Director Candidates

Our Nominating Committee will consider director candidates recommended by shareholders who are highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. Shareholders recommending candidates for consideration should send their recommendations, including the candidate’s name and information about the candidate’s qualifications to the GeoResources, Inc., Board of Directors, Nominating Committee, c/o Cathy Kruse, Corporate Secretary, P.O. Box 1505, Williston, North Dakota 58801-1505. Submissions must include sufficient biographical information concerning the recommended individual, including age, educational background, employment history for at least the past five years indicating employer’s names and description of the employer’s business and any other biographical information that would assist the Nominating Committee in determining the qualifications of the individual. The Nominating Committee will consider all candidates, whether recommended by shareholders or members of management. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

Board Leadership

The Board is responsible for the control and direction of the Company. The Board represents the Company’s shareholders and its primary purpose is to build long-term shareholder value. Mr. Lodzinski serves as Chairman of the Board, President and Chief Executive Officer of the Company. The Board believes that Mr. Lodzinski is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In this combined role, Mr. Lodzinski is able to foster clear accountability and effective decision making. The Board believes that the combined role of Chairman and CEO strengthens the communication between the Board and management and provides a clear roadmap for shareholder communications. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Lodzinski is best positioned to chair regular Board meetings

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and ensure that key business issues and risks are brought to the attention of our Board and Audit Committee. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board Risk Oversight

Our Board has ultimate responsibility for general oversight of risk management processes. The Board receives regular reports from Mr. Lodzinski on areas of risk facing the Company. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate Committee in the case of risks in areas for which responsibility has been delegated to a particular Committee) engages with the appropriate members of management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss the Company’s risk management culture and processes. In the event, a Committee receives a report from a member of management regarding areas of risk, the Chairman of the relevant Committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.

Compensation Committee Risk Assessment

The Compensation Committee reviewed and discussed an internal risk assessment of the Company’s executive and non-executive compensation programs and the outcomes of such assessment. Based on such review, the Compensation Committee believes that the Company’s compensation programs (i) do not motivate our executives or our non-executive employees to take excessive risks, (ii) are aligned with shareholders’ best interests, and (iii) are not reasonably likely to have a material adverse effect on the Company. Our compensation programs are designed to support and reward appropriate risk taking and include the following:

•	A proper balance of operating and financial performance;

•	Short-term and long-term performance periods; and

•	Multi-year vesting schedules for stock options and restricted stock.

Communications with Directors

Shareholders and other interested parties may communicate with any of our independent directors, including Committee Chairs, by using the following address:

GeoResources, Inc.

Board of Directors

c/o Cathy Kruse, Corporate Secretary

P.O. Box 1505

Williston, North Dakota 58801-1505

Email: independentdirectors@georesourcesinc.com

The Corporate Secretary of the Company reviews communications to the independent directors and forwards the communications to the independent directors as appropriate. All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Our Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee. Communications that pertain to non-financial matters will be forwarded promptly to the appropriate committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product related inquiries; junk mail or mass mailings; resumes or other job related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

Committees of Our Board of Directors

Director	Executive Committee	Audit Committee	Compensation Committee	Nominating Committee
Frank A. Lodzinski	Chair
Collis P. Chandler, III	X
Jay F. Joliat		Chair	X	X
Bryant W. Seaman, III			Chair	X
Michael A. Vlasic	X		X
Nick. L. Voller		X*
Donald J. Whelley		X		Chair
2010 Meetings	**	5	2	2
*	Audit Committee Financial Expert.
**	There were no meetings of the Executive Committee in 2010, as matters that could have been considered by the Executive Committee were considered by the full Board.

Overview. To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee,

Nominating Committee, Compensation Committee and Executive Committee as the functions of each are described

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below. Each member of the Audit, Compensation and Nominating Committees has been determined by the Board to be “independent” for purposes of the listing standards of NASDAQ and the rules of the SEC, including the heightened “independence” standard required for members of the Audit Committee.

Audit Committee. The Audit Committee provides oversight of: the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. Among other things, the Audit Committee: appoints the independent auditor and evaluates its independence and performance; maintains a line of communication between the Board, the Company’s financial management and the independent auditor; and oversees compliance with the Company’s policies for conducting business, including ethical business standards. Our Board of Directors has determined that Mr. Voller qualifies as an “audit committee financial expert” as that term is defined in the listing standards of NASDAQ and the applicable rules of the SEC.

Nominating Committee. The Nominating Committee nominates board candidates based on whom they believe will be effective in serving the long-term interests of the Company and its shareholders. Candidates are evaluated based upon their backgrounds and the need for any required expertise on the Board and its committees.

Compensation Committee. The Compensation Committee oversees the development and administration of the Company’s compensation policies and programs. The primary function of this Committee is to review and approve executive compensation and benefit programs. Additionally, this Committee approves the compensation of our named executive officers, including the Chief Executive Officer and reviews the Compensation Discussion and Analysis and prepares a compensation committee report for inclusion in our proxy statements. The Compensation Committee has not utilized any compensation consultants to date, but it expects to retain such a consultant during 2011 to assist the Committee in oversight and review of compensation policies of the Company as it goes forward with its growth strategy. Our Chief Executive Officer is expected to recommend to the Compensation Committee the compensation for our other named executive officers.

Executive Committee. The Executive Committee is a working committee that is assigned regular tasks by our Board. A charter has not been adopted for the Executive Committee.

Business Conduct and Code of Ethics

Our Board of Directors has adopted a Business Conduct and Code of Ethics (“Code of Ethics”), which provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code of Ethics provides that:

•	We will comply with all laws, rules and regulations;

•	Our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with the Company or personally exploiting our corporate opportunities;

•	Our directors, officers, and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing; and

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports and tax returns.

Our Code of Ethics also contains procedures for employees to report, anonymously or otherwise, violations of the Code of Ethics.

Policies and Procedures for Approval of Related Party Transactions

Our officers and directors are required to obtain Audit Committee approval for any proposed related party transactions. In addition, our Code of Ethics requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics states that a conflict of interest exists when an individual’s private interest interferes in any way or even appears to interfere with our interests and sets forth a list of broad categories of the types of transactions that must be reported to our Board. Under our Code of Ethics, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and named executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2010 all of our named executive officers and directors filed the required reports on a timely basis under Section 16(a) of the Exchange Act.

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ITEM 2 –APPROVAL OF AMENDMENTS TO THE GEORESOURCES, INC. AMENDED AND RESTATED 2004 EMPLOYEES’ STOCK INCENTIVE PLAN

Reasons for and Explanation of Proposal

Our Board has unanimously approved for submission to a vote of the shareholders a proposal to amend the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan (as it presently exists prior to the proposed amendments, the “2004 Plan”). As proposed to be amended pursuant to this Item 2, the plan will be referred to as the “Restated 2004 Plan” and is attached to this proxy statement as Annex A.

Our Board continues to believe that stock-based and other types of incentives are important factors in attracting, retaining and rewarding officers, employees, directors and consultants, and closely aligning their financial interests with those of our shareholders. Our Board further believes that the added flexibility made available as a result of the proposed amendments to the 2004 Plan will enhance the ability to attract and retain effective and capable officers, employees, directors and consultants who will add to our continued growth and success.

Summary of the Amendments

The Restated 2004 Plan will, among other things, increase the number of shares of common stock reserved for issuance under the plan from 2,000,000 shares (under the 2004 Plan) to 3,250,000 shares (as provided in the Restated 2004 Plan). As of April 25, 2011, we have 447,500 shares remaining under the 2004 Plan that may be used for grants. One of the major reasons for increasing the number of shares authorized for issuance, as provided in the Restated 2004 Plan, is to accommodate the new and additional employees of the Company as we continue grow.

In addition to this increase in the number of shares, the Board is proposing other amendments to the Restated 2004 Plan to add flexibility and bring the Restated 2004 Plan’s benefits more in line with current industry practices among our peer group with regard to stock-based and other types of incentive compensation.

Among other things, the Restated 2004 Plan will allow for recipients of awards to be granted performance units, including restricted stock units. Under these types of awards, recipients will be provided with the right to receive a specified amount of cash and/or shares of our common stock upon achieving performance goals established by the Compensation Committee. At this time the Compensation Committee has no plans to award performance units in the event the amendments to the 2004 Plan are approved and adopted by the shareholders. For the full language of the sections of the Restated 2004 Plan relating to performance units, see Section 12 of Annex A attached hereto.

In addition the 2004 Plan is proposed to be amended such that in the event of a change in control of the Company in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding common stock by third parties or a sale of all or substantially all of the Company’s assets, the Compensation Committee will have the discretion to provide for the termination of all outstanding options granted under the 2004 Plan. Provided, however, if any of the foregoing transactions follow a change in control of the Company or would give rise to a change in control, no outstanding option may be terminated prior to the expiration of 20 days following the latter of (i) the date the award become fully exercisable and (ii) the date on which the award recipient received written notice of such a transaction.

Further, the proposed amendments to the 2004 Plan provide that a 2004 Plan participant’s rights with respect to awards will be subject in all events to (i) any rights the Company may have under any recoupment policy or (ii) any right or obligation that the Company may have regarding the “clawback” of “incentive-based compensation” under Section 10(D) of the Securities Exchange Act of 1934 and regulations adopted thereunder.

Our management, employees, directors and consultants will be eligible to participate in the Restated 2004 Plan. However, it is not determinable at this time who will receive what stock options or other awards under the Restated 2004 Plan, nor what their participation would have been for the past year if the Restated 2004 Plan had been in place.

Summary of the Restated 2004 Plan

The principal provisions of the Restated 2004 Plan are summarized below. This summary is qualified in its entirety by reference to the actual Restated 2004 Plan, which includes the amendments as proposed in this proxy statement.

Administration. The Restated 2004 Plan vests broad powers in our Compensation Committee, which is comprised solely of directors who the Board has determined, are “independent” pursuant to the listing standards of NASDAQ. Except when limited by the terms of the Restated 2004 Plan, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; determine the time when awards will be granted and any conditions for receiving awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and amend the plan at any time.

Under the Restated 2004 Plan, the Compensation Committee has discretion in making adjustments to outstanding awards under the Restated 2004 Plan; provided, however, that without shareholder approval, the Board is not permitted to increase the number of shares of common stock available for issuance under the Restated 2004 Plan, reduce the exercise price of a previously granted stock option or replace a previously granted stock option with a substitute stock option having a lower exercise price. Nevertheless, the Restated 2004 Plan specifically provides the Compensation Committee with discretion to make equitable

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adjustments or substitutions with respect to the number, kind and price of shares subject to outstanding awards and to the number of shares available for issuance under the Restated 2004 Plan in the event of certain corporate events or transactions, including, but not limited to, stock splits, mergers, consolidations, spin-offs or other distribution of stock or property of the Company, reorganization, or liquidation.

The Restated 2004 Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Types of Awards. The Restated 2004 Plan provides for the grant of five basic types of awards to key participants selected by the Compensation Committee: (i) stock options; (ii) restricted stock; (iii) performance units, including restricted stock units (“RSUs”); (iv) stock appreciation rights (“SARs”); and (v) management incentive awards, payable in cash, stock and/or restricted stock, or any combination thereof. In addition, the Restated 2004 Plan gives the Compensation Committee discretion to craft other types of awards as it deems appropriate.

Stock Options. Options granted under the Restated 2004 Plan may be “incentive stock options” within the meaning of Section 422 of the Code or nonqualified stock options. The Restated 2004 Plan provides for grants of stock options with an exercise price of not less than 100% of the fair market value (or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of the Company’s total combined voting power) of a share of common stock on the date of grant. It is intended that options granted under the Restated 2004 Plan will qualify as “performance-based compensation” under Section 162(m) of the Code; therefore, we should be entitled to a tax deduction for amounts paid under the Restated 2004 Plan, subject to the other conditions of Section 162(m) of the Code. Options may be exercised by giving written notice to the Company and by tendering payment of the exercise price. The option exercise price is payable in cash or, with the consent of the Compensation Committee, in the form of shares of common stock or through a net cashless exercise of the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option. All unexercised options terminate ten years after the date of grant, or earlier in the event of termination of employment.

Restricted Stock and RSUs. The Restated 2004 Plan allows for the grant of shares of restricted stock as well as RSUs. An award of restricted stock is a grant of outstanding shares of common stock which are subject to contractual restrictions, such as vesting conditions. RSUs represent a right to receive from the Company, upon fulfillment of any applicable conditions, either a specified number of shares of common stock or a cash payment equal to the market value (at the time of the distribution) of a specified number of shares of common stock. Whether RSUs are payable in cash and/or common stock is determined by the Compensation Committee in its discretion. Generally, shares of restricted stock and RSUs that are not vested at the time of an employee’s termination of employment will then be forfeited.

Performance Units. The Restated 2004 Plan provides for the grant of performance units to participants under the Restated 2004 Plan selected by the Compensation Committee. Performance units, which include RSUs, provide the recipient with the right to receive a specified amount of cash and/or shares of common stock upon achievement of performance goals specified by the Compensation Committee.

SARs. The Restated 2004 Plan provides for the grant of SARs to key employees selected by the Compensation Committee. These awards are intended to mirror the benefit the employee would have received if the Compensation Committee granted the employee a stock option, may be awarded independently or in tandem with a stock option and may be settled in cash or common stock.

Management Incentive Awards. The Restated 2004 Plan provides for the grant of management incentive awards to key employees as approved by the Compensation Committee. Management incentive awards consist of the right to receive a specified amount of cash, common stock or restricted stock upon the achievement of performance goals approved by the Compensation Committee. It is expected that these awards would consist of two types of awards. One type of management incentive award would be an annual incentive award payable as all cash or partly in cash and partly in stock and/or restricted stock. The performance measure for this type of award consists of a combination of individual performance and business performance targets approved by the Compensation Committee at the beginning of each award cycle. The second type of management incentive award would contain a long-term incentive award payable partly in cash based on the achievement of corporate objectives over a several year period, and partly in restricted stock with a several year vesting period. This second type of award is generally coupled with a grant of stock options that vest over a several year period.

Eligibility. Key employees, directors and consultants of the Company and its divisions, subsidiaries and affiliates (including partnerships, joint ventures or other entities in which the Company has a substantial investment) are eligible to be granted awards under the Restated 2004 Plan.

Shares of Stock Subject to the Restated 2004 Plan. As set forth above, the number of shares of our common stock reserved for issuance under the Restated 2004 Plan will be increased from 2,000,000 to 3,250,000 shares.

No participant may receive an award under the Restated 2004 Plan in any calendar year with respect to more than 500,000 shares of common stock, or the dollar value of more than 500,000 shares of common stock.

On April 25, 2011, the closing price per share of our common stock on the Nasdaq Global Select Market was $28.30.

Recycling of Shares. If an award is forfeited, if an option or SAR expires prior to being exercised or if an award is settled in cash, the shares subject to that award will again become available for issuance under the Restated 2004 Plan.

Similarly, if a number of shares of common stock otherwise

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deliverable pursuant to an award are not delivered to a participant (as in the case of stock options, SARs, or RSUs) or are tendered to the Company (as in the case of restricted stock) because such shares are used to satisfy any tax withholding obligation arising in connection with the award, such number of shares will again become available for issuance under the Restated 2004 Plan. Outstanding shares of common stock delivered by a participant to pay the exercise price of stock options will not be recycled and will accordingly not again become available for issuance under the Restated 2004 Plan.

Federal Tax Consequences. Under the Code as currently in effect, a grant under the Restated 2004 Plan of stock options, restricted stock, RSUs, performance units or SARs would have no federal income tax consequence at the time of grant. The payment of incentive awards in shares of common stock or cash, or both, is taxable to a participant as ordinary income. Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Exercise of an incentive stock option has no federal income tax consequences at the time of exercise absent a “disqualifying disposition,” or the imposition of the alternative minimum tax. A “disqualifying disposition” occurs if the participant disposes of stock acquired upon exercise of an incentive stock option within one year after the date it was acquired or within two years after the date of grant of the incentive stock option through exercise of which the participant acquired the stock. Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income in the year it becomes vested. RSUs are taxable to the participant as ordinary income when the shares of common stock or cash with respect to the award are delivered to the participant. Delivery of shares or cash to participants under RSUs occurs either upon vesting or upon conclusion of any applicable deferral period, such as upon retirement from (or other termination of service on) the Board in the case of RSUs granted to Board members. Upon a sale of common stock acquired under the

Restated 2004 Plan that is not a disqualifying disposition, participants realize long-term or short-term gain or loss, and the Company receives no further deduction. Performance units will generally result in taxable income to the recipient upon payment of compensation pursuant to the award, or, if earlier, when such compensation is credited, set aside, or otherwise made available to the employee. Generally, no income will be recognized by the holder of an SAR until the appreciation is transferred to the employee pursuant to the exercise of the SAR. All amounts taxable as ordinary income to participants under the Restated 2004 Plan in respect of awards are expected to be deductible by the Company as compensation, subject to the limitations of Section 162(m) of the Code.

Adjustments. The Compensation Committee may adjust the awards of any participant or performance measures. To the extent that such discretion subjects the Company to the limitation on its tax deduction of a participant’s compensation as set forth in Section 162(m) of the Code, the Compensation Committee believes that it is in the best interest of the Company and its shareholders to preserve the Compensation Committee’s authority to so act and that, in any event, such limitation should not have a material effect on the Company’s tax liability or earnings.

Change in Control. In the event of a change in control of the Company, the vesting of awards granted under the Restated 2004 Plan will be fully accelerated and the Compensation Committee may, in its discretion, make adjustments, substitutions and/or settlements of outstanding awards.

Equity Compensation Plan Information

The following table provides information as of April 29, 2011, regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. The table includes information regarding the 2004 Plan.

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders: (1)	927,486	$9.99	385,500
Equity compensation plans not approved by security holders:	-	-	-

Total	927,486	$9.99	385,500

(1)	The 2004 Plan was adopted by our shareholders in March 2007.

There were not any employee options exercised during fiscal years 2007, 2008 or 2009. In fiscal year 2010, options to acquire 33,150 shares were exercised at prices ranging from $8.50 to $10.00 per share. From January 1, 2011 through April 7, 2011, options to acquire 566,864 shares were exercised at prices ranging from $8.27 to $22.50. At this time, the Compensation Committee has not determined whether any awards will be granted under the Restated 2004 Plan to directors, named executive officers or employees.

Approval by the Shareholders of the Amendment

Approval of the Restated 2004 Plan will require the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. In the event that the Restated 2004 Plan is not approved by our shareholders at the Annual Meeting, the Amendment to the 2004 Plan will not go into effect.

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Our Board unanimously recommends that shareholders vote FOR the Amendment to the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan.

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ITEM 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is committed to high quality governance. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of our named executive officers, as reported in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder returns, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Company set many records in fiscal year 2010. Our activities added to our positive operating results, including:

•	Our revenues exceeded $100 million, a milestone for the Company;

•	Our reserves increased by 16% over 2009, with oil reserves increasing 26%;

•	Our production increased by 11% over 2009, with oil production up 25%;

•	Our net income increased by $13.5 million or 138% greater than 2009;
•	Our earnings per share increased to $1.16 per share or 97% over 2009; and

•	Finally, our stock price per share increased from $13.66 (at December 31, 2009) to $22.21 (at December 31, 2010).

This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2010 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that shareholders of GeoResources approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board and the Compensation Committee. Our Board, including the Compensation Committee, will, however, take into account the outcome of the “say on pay” vote when considering future compensation arrangements.

Our Board unanimously recommends that shareholders vote FOR approval of the advisory vote on executive compensation.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1). The shareholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

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ITEM 4 – NON-BINDING VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTES

In Item 3 above, we are asking shareholders to vote on an advisory resolution on executive compensation. Pursuant to recently adopted Section 14A of the Exchange Act, in this Item 4 we are asking shareholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on our Board.

Our Board understands that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. Our Board has discussed this issue and believes that a majority of our shareholders would prefer an annual vote. Our Board of Directors is therefore recommending that shareholders vote FOR holding the advisory vote on executive compensation EVERY YEAR.

Our Board unanimously recommends that shareholders vote FOR conducting future advisory votes on executive compensation EVERY YEAR.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1). The shareholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table includes all holdings of common stock, par value $0.01 per share, of the Company, as of April 19, 2011 of our directors (who are also all of the nominees to the Board) and our named executive officers, our directors and named executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our common stock.

Name	Common Stock (1)	Percent (2)
Named Executive Officers:
Frank A. Lodzinski (3) (4) (5) (11)	2,042,493	8.0%
Collis P. Chandler, III (5) (6)	839,911	3.3%
Francis M. Mury	107,776	*
Howard E. Ehler (7)	42,829	*
Robert J. Anderson (8)	58,643	*
Non-Management Directors:
Jay F. Joliat (5) (9)	568,265	2.2%
Bryant W. Seaman, III	-	-
Michael A. Vlasic (4) (5) (10) (11)	3,586,166	14.1%
Nick L. Voller (5)	20,000	*
Donald J. Whelley (5)	12,000	*

Officers and Directors as a Group (ten persons): (5) (11)	5,692,880	22.1%

Others:
Vlasic FAL, L.P. (4)	1,585,203	6.2%
VILLCo Energy, L.L.C. (10)	1,691,554	6.6%

*	Less than one percent.
(1)

This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights.

(2)	The percentage is based upon 25,459,930 shares of common stock of the Company issued and outstanding on April 19, 2011.
(3)

Includes 176,433 shares of common stock owned directly by Mr. Lodzinski, 58,700 shares held by Mr. Lodzinski’s spouse and 87,433 shares held in the name of Azure Energy, LLC (“Azure”). Mr. Lodzinski disclaims beneficial ownership of the shares held by Azure, except to the extent of his pecuniary interests therein.

(4)

Includes 1,585,203 shares of common stock held in the name of Vlasic FAL, L.P., a Texas limited partnership (“VF”). The address for VF is 110 Cypress Station Drive, Suite 220, Houston, Texas 77090. The general partner of VF is VL Energy LLC, a Texas limited liability company (“VL Energy”). Mr. Lodzinski is the sole member and manager of VL Energy. VILLCo Energy, L.L.C., a Michigan limited liability company (“VILLCo”) is a limited partner of VF and has the right to remove the general partner at any time. Mr. Vlasic, a director of the Company, is the chief executive manager of VILLCo. Based on the legal structure of VF, Mr. Lodzinski and Mr. Vlasic are beneficial owners of all of the shares of common stock held by VF, and share the right to vote and dispose of these shares.

(5)

Includes the following common shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days: Mr. Lodzinski – 134,724; Mr. Chandler – 100,000; Mr. Joliat – 20,000; Mr. Vlasic – 20,000; Mr. Voller – 20,000; Mr. Whelley – 10,000; and all directors and named executive officers as a group — 304,724.

(6)	Includes 739,911 shares of common stock held in the name of Chandler Energy, LLC, which is owned solely by Mr. Chandler.
(7)	Includes 4,261 shares of common stock held by Mr. Ehler in an Individual Retirement Account.
(8)	Includes 21,304 shares of common stock held by Mr. Anderson in an Individual Retirement Account.
(9)	Includes 268,265 shares of common stock owned directly by Mr. Joliat and 280,000 shares of common stock which is owned through trusts of which Mr. Joliat is trustee.

(10)

Includes 289,409 shares in a grantor retained annuity trust or GRAT, and 1,691,554 shares held by VILLCo. The address for VILLCo is 38710 Woodward Ave., Bloomfield Hills, Michigan 48304. VILLCo owns approximately 90% of the outstanding partnership interests of VF. The manager of VILLCo is VILLCo Services, L.L.C., a Michigan limited liability company (“VS”). The manager of VS is VILLCo Management, L.L.C., a Michigan limited liability company (“VM”). The managers of VM are Mr. Vlasic, James J. Vlasic, William J. Vlasic, Richard R. Vlasic and Paul A. Vlasic (collectively, the “Vlasics”). Michael A. Vlasic, as the executive manager of VM, has the power to vote the shares held by VILLCo. The managers of VM, by majority vote, have the power to dispose of the shares held by VILLCo.

(11)	Includes only the 1,585,203 shares of common stock held by Vlasic FAL, L.P. once, in which Mr. Vlasic and Mr. Lodzinski may be each considered beneficial owners of those shares.

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COMPENSATION OF DIRECTORS

Directors who are employees of the Company receive no additional compensation for serving on the Board. Non-employee directors are compensated for their service on the Board as described below. One of our non-employee directors, Mr. Seaman is not currently permitted by his employer to accept any compensation for his service on our Board.

Retainer Fees

The Compensation Committee reviews our director compensation periodically and recommends changes to the Board, when it deems them appropriate.

The following table describes the components of compensation for non-employee directors in effect during 2010:

Compensation Element	2010 Compensation Program
Annual Retainer	$23,000
Audit Committee Fee	$8,000
Compensation Committee Fee	$4,000

Stock Option Grants

On February 3, 2009, each then non-employee director was granted stock options under the 2004 Plan to purchase 40,000 shares of common stock with exercise prices of $8.50 for 20,000 shares and $10.00 per share for the remaining 20,000 shares. The stock options vest equally between the two exercise prices in equal annual installments over a period of four years from the date of grant. The options have a term of 10 years and are subject to the terms and conditions of the 2004 Plan. The February 3, 2009, closing price of our common stock was $7.62 per share.

On April 7, 2010, the Compensation Committee granted stock options under the 2004 Plan to Mr. Whelley, a non-employee director who was appointed to the Board of Directors on March 30, 2010, to purchase 40,000 shares of common stock with exercise prices of $17.50 per share for 20,000 shares and $20.00 per share for the remaining 20,000 shares. The stock options vest equally between the two exercise prices in equal annual installments over a period of four years from the date of grant. The options have a term of 10 years and are subject to the terms and conditions of the 2004 Plan. The April 7, 2010, closing price of our common stock was $17.27 per share.

Director Compensation in 2010

The following table sets forth the aggregate compensation paid to our non-employee directors during the year ended December 31, 2010:

Name	Fees Earned or Paid In Cash ($)	Option Awards ($) (1)	Total ($)
Christopher W. Hunt (2)	8,750	-	8,750
Jay F. Joliat	35,000	-	35,000
Bryant W. Seaman, III (2) (3)	-	-	-
Scott R. Stevens (2)	6,750	-	6,750
Michael A. Vlasic	26,000	-	26,000
Nick L. Voller	31,000	-	31,000
Donald J. Whelley (2)	23,250	371,900	395,150

(1)

The amounts for option awards represent the estimated fair value at the date of grant. Fair value of the options is determined by the Black-Scholes option pricing model in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note D to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Messrs. Hunt and Stevens resigned from the Board effective March 31, 2010 and Messrs. Seaman and Whelley were appointed to fill their vacancies at that time.

(3)	Mr. Seaman is not currently permitted by his employer to accept any compensation for his service on our Board.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Committee and our Chief Executive Officer believe there are several fundamental tangible and intangible factors which play an important role in attracting and retaining high caliber personnel necessary to properly pursue our business strategy. These factors include, among others a work environment where the employee can: utilize his or her skills for the benefit of the Company and receive training and experience to expand his or her skill set; work toward and achieve many of his or her personal career goals; and be considered for promotions and advancements; as well as benefit from a compensation program that reasonably rewards individual and corporate performance and increased share value.

The named executive officers (and the other members of management) are shareholders through direct investments and long-term incentive compensation awards and many have served our Company since April 2007. During the past four years, the Company has experienced significant growth in revenues, oil and gas reserves and net income. The demand for capable personnel in our industry and the conclusion that our compensation practices lagged behind competitors has caused our Compensation Committee to evaluate compensation in relation to our peers, which has resulted in certain salary adjustments, bonuses and stock awards disclosed below. Further, our stock incentive plan has not changed in the past four years, so we have proposed certain modifications to provide our Compensation Committee and management with further resources to retain and motivate employees to increase our total shareholder return.

Highlights of Fiscal Year 2010

The Company set many records in fiscal year 2010. Our activities added to our positive operating results, including:

•    Our revenues exceeded $100 million, a milestone for the Company;

•    Our reserves increased by 16% over 2009, with oil reserves increasing 26%;

•    Our production increased by 11% over 2009, with oil production up 25%;

•    Our net income increased by $13.5 million or 138% greater than 2009;

•    Our earnings per share increased to $1.16 per share or 97% over 2009; and

•    Finally, our stock price increased per share from $13.66 (at December 31, 2009) to $22.21 (at December 31, 2010).

In January 2011, we sold 5,175,000 shares of common stock in a public offering resulting in net proceeds of approximately $122.9 million, allowing us to pay off our debt and position us to increase our capital spending.

Overview

The following Compensation Discussion and Analysis, or CD&A, provides information about the compensation program for our principal executive officer, principal financial officer and our other three most highly-compensated executive officers (collectively, the “named executive officers” or “NEOs”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of the material elements of our compensation program and specific information about its various components.

Although this CD&A focuses on the information in the tables below and related footnotes, as well as the supplemental narratives relating to the fiscal year ended December 31, 2010, we also describe compensation actions taken after the last completed fiscal year to the extent such discussion enhances the understanding of our named executive officer compensation disclosure.

Compensation Philosophy and Objectives

We operate in a highly competitive and challenging environment and must attract, motivate and retain highly talented individuals with the requisite technical and managerial skills to implement our business strategy. The objectives of our compensation program are to:

•	Encourage growth in our oil and natural gas reserves and production;

•	Encourage growth in cash flow and profitability;

•	Mitigate risks in our business related to compensation by balancing fixed compensation with short-term and long-term incentive compensation; and

•	Enhance total shareholder returns through a compensation program that attracts and retains highly qualified executive officers.

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Elements of Our Compensation Program

Element	Characteristics	Primary Objective
Base Salary	Cash	Attract and retain highly talented individuals
Short-Term Incentives	Cash bonus	Reward for individual and corporate performance
Long-Term Incentives	(a) Stock options with multi-year vesting periods and (b) restricted stock with multi-year vesting periods	Align the interests of our employees and shareholders by providing employees with incentive to perform technically and financially in a manner that promotes share price appreciation
Other Benefits	401(k) matching plans and employee health benefit plans	Provide benefits that promote employee health and support employees in attaining financial security

Base Salary. Base salary is the principal fixed component of our compensation program and is generally reviewed in the first quarter each year. It provides our named executive officers with a regular source of income to compensate them for their day-to-day efforts in managing the Company. Base salary is primarily used to attract and retain highly talented individuals. Base salary varies depending on the named executive officer’s experience, responsibilities, education, professional standing in the industry, changes in the competitive marketplace and the importance of the position to the Company.

In April 2011, the Compensation Committee reviewed the compensation of our named executive officers in relation to the compensation of executive officers of companies in our peer group and determined that our named executive officers received compensation that was materially less than the executive officers in the peer group. Accordingly, the Compensation Committee adjusted the salaries of our named executive officers primarily to maintain salaries in the range of the peer group. Although increases in base salary for Messrs. Lodzinski, Ehler, Anderson and Mury were significant, the Compensation Committee believes adjustments were required as our base salaries lagged behind competitors and the adjusted base salaries are well within reason. The following table shows the base salaries for our named executive officers in 2010 and 2011 (effective beginning April 1, 2011):

Name	2010 Base Salary ($)	2011 Base Salary ($)
Frank A. Lodzinski	191,667	260,000
Howard E. Ehler	148,333	200,000
Robert J. Anderson	156,667	210,000
Collis P. Chandler, III	156,667	160,000
Francis M. Mury	160,000	210,000

Short-Term Incentives. Short-term incentive compensation is the short-term variable portion of our compensation program and is based on the principle of pay-for-performance. Short-term incentives have historically been reviewed in the first quarter of each year or at the end of the fourth quarter. The objective of short-term incentives is to reward our named executive officers based on the performance of the Company as a whole and the contributions of the individual named executive officer in relation to our success.

The evaluation of the Company’s performance is based on a macro review of the Company at year-end in comparison to the prior year, including the following financial metrics: share price, production; reserve growth; cash flow per share; earnings before interest, tax, depreciation, depletion, amortization and exploration expenses (“EBITDAX”) per share; earnings per share; and cost containment. Additionally, the price of oil and gas will be considered as a result of their cyclical nature and correlation to our business. The Compensation Committee reviews all of these factors without assigning any specific weight to any of them.

The second part of the evaluation is the individual contribution by the named executive officer in relation to the Company’s performance. This includes an analysis of each named executive officer’s hard work, individual responsibility and productivity in relation to the Company’s reserve growth, performance and profitability for the fiscal year. These are broad parameters and any given individual’s contribution to increases in reserve growth, Company performance and profitability ultimately is determined qualitatively. The Compensation Committee subjectively reviews all of the above factors without assigning any specific weight to any factor and without using any specific formula or calculation to determine and approve short-term incentive grants as it deems appropriate.

In December 2010, the Compensation Committee reviewed the performance of the Company over the course of 2010 in relation to 2009 and determined that the Company had successfully expanded activities relating to the Bakken shale and Eagle Ford shale, as well as successfully achieving increases in production, cash flow and net income. Accordingly, the Compensation Committee awarded cash bonuses to our named executive officers in recognition of their individual efforts and performance, in recognition of the financial and operating results realized by the Company in 2010 and also as consideration of the fact that our compensation program has lagged behind our

GeoResources, Inc. Notice of 2011 Annual Meeting and Proxy Statement | 16

competitors. The following table shows the cash bonuses paid to our named executive officers in 2009 and 2010.

Name	2009 Cash Bonus ($)	2010 Cash Bonus ($)
Frank A. Lodzinski	25,000	150,000
Howard E. Ehler	20,000	100,000
Robert J. Anderson	25,000	100,000
Collis P. Chandler, III	20,000	100,000
Francis M. Mury	20,000	100,000

Long-Term Incentives. Long-term incentives are provided to our named executive officers under the Amended and Restated 2004 Employees’ Stock Incentive Plan (the “2004 Plan”), which was approved by our shareholders in March 2007. These incentives are intended to align the interests of shareholders with employees by providing employees with incentive to perform technically and financially in a manner that promotes total shareholder return. Furthermore, we believe that long-term incentives create an incentive for future performance and create a retention incentive. In determining long-term incentives, the Compensation Committee considers a named executive officer’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance and leadership as a key indicator.

Under our 2004 Plan, the Compensation Committee has the flexibility to choose between a number of forms of long-term incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance units, performance shares, or other incentive awards. Historically, the Compensation Committee has primarily used stock options. In April 2011, consistent with past practice of periodically addressing long-term incentive compensation, the Compensation Committee reviewed the modifications to the base salaries and the status of the outstanding unvested stock options of our named executive officers in relation to the total compensation to be received by our named executive officers. As a result, the Compensation Committee granted restricted stock awards under our 2004 Plan to four of our named executive officers. One-third of the shares will vest on the first anniversary of the grant date and the remaining two-thirds will vest on a pro-rata monthly basis over the remaining two years subject to the named executive officer’s continued employment. Recognizing that we are constantly competing for the most talented individuals in our industry, we granted these restricted stock awards, to promote retention and future long-term performance. The restricted stock awards were granted to our named executive officers on April 29, 2011, as set forth below:

Name	Time Based Restricted Stock Awards (#)
Frank A. Lodzinski	20,000
Howard E. Ehler	12,000
Robert J. Anderson	15,000
Francis M. Mury	15,000

Other Benefits. All employees may participate in our 401(k) Retirement Savings Plan (“401(k) Plan”) established many years ago. Each employee may make before-tax contributions in accordance with the limits of the Internal Revenue Service. We provide this 401(k) Plan to help our employees attain financial security by providing them with a program to save a portion of their cash compensation for retirement in a tax efficient manner. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution not to exceed 4% of the employee’s compensation.

All full time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Roles of our CEO and the Compensation Committee

Our Compensation Committee is comprised solely of independent directors and has overall responsibility for the compensation of our named executive officers. The Compensation Committee monitors our director and named executive officer compensation and benefit plans, policies and programs to insure that they are consistent with our compensation philosophy and objectives, along with our corporate governance guidelines. Our Chief Executive Officer, Mr. Lodzinski, makes recommendations to the Compensation Committee regarding the base salary, short-term and long-term incentive compensation with respect to the named executive officers (other than himself) based on his analysis and assessment of their performance. Such officers are not present at the time of these deliberations. The Compensation Committee, in its discretion, may accept, modify or reject any or all such recommendations. The Compensation Committee independently determines the salary, short-term and long-term incentive compensation for our Chief Executive Officer with limited input from him. The Compensation Committee makes periodic awards to our named executive officers under our 2004 Plan.

Factors Considered in Setting Executive Compensation

To achieve the objectives of our compensation program, the Compensation Committee believes that the compensation of each of our named executive officers should reflect the performance of the Company as a whole and the contributions of the individual named executive officer in relation to our success. In other words, our compensation program is based on the idea of pay for performance. The following is a summary of the factors considered in setting compensation for our named executive officers in addition to the factors discussed above under each element of our compensation program.

Review of Peer Group Compensation Data. The Compensation Committee periodically reviews survey and peer group compensation information in monitoring our compensation program, including the types and levels of compensation of executives in a peer group of companies in the exploration and production sector. The peer group was selected based on an assessment and determination that they are reasonably comparable to the Company in terms of business scope, market capitalization, total annual revenues and which

GeoResources, Inc. Notice of 2011 Annual Meeting and Proxy Statement | 17

compete with the Company for talent. We use this peer group information as a point of reference, but do not benchmark or target our compensation levels against our peer group. The following companies comprise the peer group reviewed by the Compensation Committee: Abraxas Petroleum Corporation; Approach Resources, Inc.; Callon Petroleum Company; Carrizo Oil & Gas, Inc.; Crimson Exploration Inc.; Endeavour International Corporation; Evolution Petroleum Corporation; Gastar Exploration Ltd., GeoMet, Inc.; GMX Resources Inc.; Goodrich Petroleum Corporation; Kodiak Oil & Gas Corp; Magnum Resources Corporation; NGAS Resources, Inc.; Petroleum Development Corporation; RAM Energy Resources, Inc.; Rex Energy Corporation; Resolute Energy Corporation; U.S. Energy Corp; and Warren Resources, Inc. The Compensation Committee may make modifications to the peer group from time to time due to consolidations within, and to accommodate new companies entering, the oil and gas exploration industry, or for other reasons.

After review of the peer group compensation programs, the Compensation Committee believes that the elements of our compensation program, which include base salary, short-term incentive compensation in the form of cash bonuses, long-term incentive compensation in the form of stock options or restricted stock (or other stock based compensation as allowed by the 2004 Plan) and our benefits compensation, including 401(k) retirement savings plan and other benefits, are comparable to those offered by our industry competitors. However, our Compensation Committee concluded that the base salary levels and the levels of total compensation of our named executive officers were lower than those of comparable executive officers in the peer group.

Compensation Risks. The Compensation Committee reviewed the policies and practices of our compensation program, including, among other things, the types and level of our compensation in relation to the Company as a whole and on a per division basis and the fixed and variable aspects of our compensation. The Compensation Committee believes that the ownership stake in the Company provided by our long-term incentive compensation, including vesting of these awards over several years, is designed to align the interests of our named executive officers and employees with our shareholders and promote executive officer and employee retention. At the same time, the Compensation Committee believes that, as a result of our focus on long-term incentive compensation, our compensation program does not encourage our named executive officers to take unreasonable risks related to our business. Based upon this review, the Compensation Committee concluded that there are no risks that are reasonably likely to have a material adverse effect on the Company.

Lean Management Team. The Compensation Committee takes into consideration that the Company operates with a lean management team requiring each named executive officer to have significant responsibility.

Other Compensation Practices

Accounting and Tax Considerations. Our Compensation Committee reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions. Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Awards of stock options, performance units, restricted shares and restricted stock units under our 2004 Plan are accounted for under FASB ASC Topic 718.

Stock Ownership Guidelines and Hedging Prohibition. We do not currently have ownership requirements or a stock retention policy for our named executive officers or non-management directors. Our Board has adopted a policy restricting all employees, including our named executive officers, and members of the Board from engaging in any hedging transactions with respect to our common stock held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. The Board has also adopted a policy restricting our named executive officers and members of the Board from pledging, or using as collateral, our common stock in order to secure personal loans or other obligations, which includes holding shares of our common stock in a margin account.

We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Equity Grant Practices. The Compensation Committee generally awards stock options or restricted stock during our Board meeting in the spring after our Annual Report on Form 10-K is filed. Stock option grants are issued with exercise prices above the closing price of our common stock on the date of the grant, which is the date the Compensation Committee approves the stock option grants for the named executive officers. Our 2004 Plan prohibits the repricing of stock options without the consent of our shareholders. Historically, each stock option grant is issued with half of the option shares with an exercise price at or slightly greater than the closing price of our common stock and the other half with an even greater exercise price.

Clawback Provisions. Although we do not presently have any formal policies or practices that provide for the recovery of prior incentive compensation awards that were based on financial information later restated as a result of the Company’s material non-compliance with financial reporting requirements, in such event we reserve the right to seek all recoveries currently available under law. Beginning with our equity grants after April 1, 2011, the Compensation Committee expects to introduce a provision into our equity grant agreements whereby the equity grants to named executive officers are subject to any clawback policies the Company may adopt which may result in the reduction, cancellation, forfeiture or recoupment of such grants if certain specified events occur, including, but not limited to, an accounting restatement due to any material noncompliance with

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financial reporting regulations by the Company. Although we have not yet adopted such a policy, we anticipate doing so upon promulgation of final rules by the SEC and are continuing to monitor the relevant laws and regulations regarding clawback policies.

No Employment Agreements. We have no employment contracts in place with any of our named executive officers, who serve at the will of our Board. We also have no compensatory plan or arrangement with respect to any executive officer where such plan or arrangement will result in payments to such officer upon or following his resignation, retirement, or other termination of employment with us and our subsidiaries.

Payments Triggered Upon a Change in Control. Unvested stock options and restricted stock awards become immediately exercisable and payable upon the occurrence of a change in control and do not require termination of employment. A “change in control” is defined in our 2004 Plan attached hereto as Annex A. Also, see Section titled “Potential Payments Triggered Upon a Change in Control” for discussion and calculation of the value of the immediate vesting of outstanding options for our named executive officers.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors oversees GeoResources, Inc.’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. In reliance on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis set forth above under “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted,

COMPENSATION COMMITTEE

Bryant W. Seaman (Chair)

Jay F. Joliat

Michael A. Vlasic

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2010 Summary Compensation Table

The following table presents, for the years ended December 31, 2010, December 31, 2009, and December 31, 2008, the compensation of Mr. Lodzinski, our principal executive officer, Mr. Ehler, our principal financial officer, and Messrs. Anderson, Chandler and Mury, our three most highly-compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers (collectively, the “named executive officers” or “NEOs”) as of December 31, 2010. We do not have any employment contracts with any of our named executive officers. There has been no compensation awarded to, earned by or paid to any employees required to be reported in any table or column in the fiscal years covered by any table, other than what is set forth in the following table.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Total ($)

Frank A. Lodzinski Chairman, President and Principal Executive Officer	2010	191,667	150,000		341,667
	2009	175,000	25,000	441,185	641,185
	2008	162,500	20,000		182,500

Howard E. Ehler Principal Financial Officer and Principal Accounting Officer	2010	148,333	100,000		248,333
	2009	125,000	20,000	220,592	365,592
	2008	120,000	17,500		137,500

Robert J. Anderson Executive Vice President - Engineering and Acquisitions	2010	156,667	100,000		256,667
	2009	140,000	25,000	220,592	385,592
	2008	135,000	17,500		152,500

Collis P. Chandler, III Executive Vice President and Chief Operating Officer -Northern Region	2010	156,667	100,000		256,667
	2009	150,000	20,000	220,592	390,592
	2008	150,000	17,500		167,500

Francis M. Mury Executive Vice President and Chief Operating Officer -Southern Region	2010	160,000	100,000		260,000
	2009	150,000	20,000	220,592	390,592
	2008	143,750	17,500		161,250

(1)	The amounts reported in the Bonus column represent bonuses paid in January 2011 for performance in 2010, January 2010 for performance in 2009, and February 2009 for performance in 2008.

(2)

The amounts for option awards represent the estimated fair value of stock options at the date of grant. Fair value of the options is determined by the Black-Scholes option pricing model in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used, see Note D to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. The terms of the option grants are set forth below in the table “Outstanding Equity Awards at Fiscal Year-End.”

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Outstanding Equity Awards

The following table provides information concerning unexercised stock options and equity incentive plan awards for our named executive officers as of December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

	Option awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Frank A. Lodzinski	10/10/2007	75,000	-	8.27	10/10/2017
	10/10/2007	37,500	37,500	9.56	10/10/2017
	2/3/2009	12,500	37,500	8.50	2/3/2019
	2/3/2009	12,500	37,500	10.00	2/3/2019
Howard E. Ehler	10/10/2007	35,000	-	8.27	10/10/2017
	10/10/2007	17,500	17,500	9.56	10/10/2017
	2/3/2009	6,250	18,750	8.50	2/3/2019
	2/3/2009	6,250	18,750	10.00	2/3/2019
Robert J. Anderson	10/10/2007	37,500	-	8.27	10/10/2017
	10/10/2007	18,750	18,750	9.56	10/10/2017
	2/3/2009	6,250	18,750	8.50	2/3/2019
	2/3/2009	6,250	18,750	10.00	2/3/2019
Collis P. Chandler, III	10/10/2007	50,000	-	8.27	10/10/2017
	10/10/2007	25,000	25,000	9.56	10/10/2017
	2/3/2009	6,250	18,750	8.50	2/3/2019
	2/3/2009	6,250	18,750	10.00	2/3/2019
Francis M. Mury	10/10/2007	50,000	-	8.27	10/10/2017
	10/10/2007	25,000	25,000	9.56	10/10/2017
	2/3/2009	6,250	18,750	8.50	2/3/2019
	2/3/2009	6,250	18,750	10.00	2/3/2019

(1)	The table below shows the vesting dates for the respective unexercisable stock options listed in the above Outstanding Equity Awards at Fiscal Year-End Table:

Vesting Date	Mr. Lodzinski	Mr. Ehler	Mr. Anderson	Mr. Chandler	Mr. Mury
02/03/2011	25,000	12,500	12,500	12,500	12,500
10/10/2011	37,500	17,500	18,750	25,000	25,000
02/03/2012	25,000	12,500	12,500	12,500	12,500
02/03/2013	25,000	12,500	12,500	12,500	12,500

Employment Contracts and Termination of Employment

We have no employment contracts in place with any of our named executive officers, who serve at the will of our Board. We also have no compensatory plan or arrangement with respect to any named executive officer where such plan or arrangement will result in payments to such officer upon or following his resignation, retirement, or other termination of employment with us and our subsidiaries, or as a result of a change in control of the Company or a change in the named executive officers’ responsibilities following a change in control, except as discussed in the section titled “Potential Payments Triggered Upon a Change in Control.”

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee until March 30, 2010 were Messrs. Joliat, Hunt and Stevens and the members since March 30, 2010 are Messrs. Seaman, Joliat and Vlasic. There are no members of our Compensation Committee who were officers or employees of the Company or any of our subsidiaries during fiscal year 2010. No members were formerly officers of the Company or had any relationship otherwise requiring disclosure hereunder. During fiscal year 2010, no interlocking relationships existed between any of our named executive officers or members of our Board or Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.

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Potential Payments Triggered Upon a Change in Control

We do not have any change in control or severance agreements with any named executive officer or director. Our 2004 Plan under which stock options have been granted contains provisions concerning accelerated vesting upon a change in control. The amounts shown in the following table reflect the potential value to our named executive officers, as of the end of fiscal year 2010, of unvested options where the vesting may accelerate upon a change in control of the Company.

Consistent with SEC requirements, these estimated amounts have been calculated as if the change in control had occurred as of December 31, 2010, the last business day of 2010, and using the closing market price of our common stock on December 31, 2010 ($22.21 per share). The amounts below are estimates of the incremental amounts that would be received upon a change in control; the actual amount could be determined only at the time of any actual change in control.

Estimated Potential Payments Upon a Change in Control

Name	Unvested Stock Options at 12/30/2010 (#)	Exercise Price ($)	Value (Based on Closing Price of Stock at 12/30/2010) ($)	Total Value of Shares That May Accelerate Upon Change in Control ($)
Frank A. Lodzinski	37,500	9.56	474,375	1,446,375
	37,500	8.50	514,125
	37,500	10.00	457,875
Howard E. Ehler	17,500	9.56	221,375	707,376
	18,750	8.50	257,063
	18,750	10.00	228,938
Robert J. Anderson	18,750	9.56	237,188	723,189
	18,750	8.50	257,063
	18,750	10.00	228,938
Collis P. Chandler, III	25,000	9.56	316,250	802,251
	18,750	8.50	257,063
	18,750	10.00	228,938
Francis M. Mury	25,000	9.56	316,250	802,251
	18,750	8.50	257,063
	18,750	10.00	228,938

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INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has retained Grant Thornton LLP (“Grant Thornton”) as our independent public accounting firm (our independent auditor). Grant Thornton audited our financial statements for the year ended December 31, 2010. A representative of Grant Thornton is not expected to be present at the Annual Meeting but, if present, will respond to appropriate questions.

The audit reports of Grant Thornton on our consolidated financial statements as of and for the year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Audit Committee Pre-Approval Policies and Procedures

To help assure independence of the independent auditor, the Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown above in the table, which were paid to our independent auditor, 100% were approved by the Audit Committee.

Fees Paid to Grant Thornton LLP

The following is a summary and description of fees for services provided by Grant Thornton in 2010 and 2009.

Services	2010	2009
Audit Fees	$495,328	$475,385
Audit-Related Fees	-	21,200	(1)

Total	$495,328	$496,585

(1)	Audit-Related Fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

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AUDIT COMMITTEE REPORT

Our Audit Committee reports to and acts on behalf of our Board by providing oversight of our financial management, independent auditor and financial reporting procedures. The Audit Committee operates under a written charter adopted by the Board. Our management is responsible for preparing our financial statements, and our independent auditor is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditor. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor prior to their release and filing.

The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that our independent auditor is in fact “independent.”

The Audit Committee has discussed with the independent auditor matters required to be discussed in the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as may be modified or supplemented. In addition, the Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee considered the fees and costs billed and expected to be billed by the independent auditor for our audit services. The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditor are compatible with maintaining auditor independence.

In addition, the Audit Committee reviewed its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

The Audit Committee has discussed with the independent auditor, with and without management present, its evaluation of our internal accounting controls and the overall quality of our financial reporting.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of GeoResources, Inc. and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

AUDIT COMMITTEE

Jay F. Joliat (Chair)

Nick L. Voller

Donald J. Whelley

GeoResources, Inc. Notice of 2011 Annual Meeting and Proxy Statement | 25

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

Who Can Vote? You are entitled to vote your common stock if our records show that you held your shares as of the record date, April 19, 2011. At the close of business on that date, a total of 25,459,930 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on the matters submitted for a vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy. If your common stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting.

If you hold your shares in your own name as a holder of record with our transfer agent, Wells Fargo Shareowner Services, you may instruct the proxies how to vote following the instructions listed on the Notice of Internet Availability and the Proxy Card, or by signing, dating and mailing the proxy card in the postage paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors: for each director nominee, for the Amendment to the Amended and Restated 2004 Employees’ Stock Incentive Plan, for the advisory vote on executive compensation, for every year on the frequency of the advisory vote on executive compensation and will be deemed to grant discretionary authority to vote upon any other matters properly before the Annual Meeting.

Matters to Be Presented. We are not aware of any matters to be presented at the meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy. If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Corporate Secretary in writing before the proxies vote your shares at the meeting, deliver later-dated proxy instructions or attend the meeting and vote your shares in person. We will honor the proxy with the latest date.

How Votes Are Counted. A quorum is required to transact business at our Annual Meeting. A majority of the shares of common stock outstanding must be represented at the Meeting in person or by proxy to constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting. You may either vote for, against or abstain on each of the items, with the exception of Item 4 where you may vote for one year, two years, three years or abstain. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. Although the advisory votes in Items 3 and 4 are non-binding, as provided by law, our Board will review the results of the votes and, consistent with our commitment to shareholder engagement, will take them into account in making a determination concerning executive compensation and the frequency of the advisory vote. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, such person will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote on executive compensation, or the non-binding vote on the frequency of executive compensation votes.

Election of Directors. In the election of directors, the seven nominees with the highest number of votes cast in their favor will be elected as directors to our Board of Directors assuming a quorum is present at the Annual Meeting. Cumulative voting in the election of directors is not permitted.

Board Recommendations. THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE AMENDED AND RESTATED 2004 EMPLOYEES’ STOCK INCENTIVE PLAN, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR EVERY YEAR ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Cost of Proxy Solicitation. We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We will, on request,

GeoResources, Inc. Notice of 2011 Annual Meeting and Proxy Statement | 26

reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Shareholder Proposals

In order to submit shareholder proposals for the 2012 Annual Meeting of Shareholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by our Corporate Secretary at the Company’s office in Williston, North Dakota, no later than December 30, 2011. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: GeoResources, Inc., Cathy Kruse, Corporate Secretary, P.O. Box 1505, Williston, North Dakota 58802-1505. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures require that shareholders must submit nominations or items of business in writing to our Corporate Secretary at our office in Williston, North Dakota. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2012 Annual Meeting no later than 45 days before the date on which the Company first sent proxy materials for the prior year’s annual meeting if it is being held within 30 days preceding the anniversary date (June 7, 2011) of this year’s Meeting, which is a reasonable time before the Company will begin printing and sending its proxy materials.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

Assuming that our 2012 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by March 18, 2012, which is a reasonable time before the Company will begin printing and sending its proxy materials. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 accompanies this Notice of 2011 Annual Meeting and Proxy Statement or has been sent to shareholders previously. No part of this document is incorporated herein and no part thereof is to be considered proxy soliciting material.

Eliminating Duplicative Proxy Materials

A single proxy statement and annual report, along with individual proxy cards, or individual Notices of Internet Availability will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Wells Fargo Shareowner Services with the same address unless contrary instructions have been received from an affected shareholder. If you would like to enroll in this service or receive individual copies of all documents, please contact our Corporate Secretary by writing to GeoResources, Inc., Attn: Corporate Secretary, P.O. Box 1505, Williston, North Dakota 58801-1505 or by calling (701) 572-2020, Ext. 1.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of GeoResources, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, as amended, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

By Order of The Board of Directors,

CATHY KRUSE
Corporate Secretary

Dated: April 29, 2011

GeoResources, Inc. Notice of 2011 Annual Meeting and Proxy Statement | 27

Annex A

GeoResources, Inc.

Amended and Restated

2004 Employees’ Stock Incentive Plan

GeoResources, Inc.

Amended and Restated 2004 Employees’ Stock Incentive Plan

(Amended and Restated as of June 7, 2011, subject to Shareholder Approval)

SECTION 1. Purpose.

The purpose of the Plan is to enhance and improve the Company’s ability to attract, retain and motivate qualified officers, employees, directors and consultants of the Company and its Affiliates, by aligning their interests with those of the Company’s shareholders and, by the amendments to the Plan, enhancing and improving the Board’s ability to meet these objectives.

SECTION 2. Definitions.

2.1. General. For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(b)	“Award” means a Management Incentive Award, Stock Option, Stock Appreciation Right, Performance Unit, Restricted Stock or other award authorized under the Plan.

(c)	“Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Business Unit” means a unit of the business of the Company or its Affiliates as determined by the Committee and the CEO.

(f)	“Capital Employed” means operating working capital plus net property, plant and equipment.

(g)

“Cause” means (1) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement, or, if it does not define “Cause”: (A) the Participant having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law; (B) the Willful and continued failure on the part of the Participant to substantially perform his or her employment duties in any material respect (other than such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes the Participant has failed to perform his or her duties, and after the Participant has failed to resume substantial performance of his or her duties within thirty (30) days of such demand; or (C) Willful and deliberate conduct on the part of the Participant that is materially financially injurious to the Company or an

Affiliate. The Committee will, unless otherwise provided in an Individual Agreement with the Participant, determine whether “Cause” exists.

(h)	“CEO” means the Company’s chief executive officer.

(i)	“Change in Control” and “Change in Control Price” have the meanings set forth in Sections 14.2 and 14.3, respectively.

(j)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(k)	“Committee” means the Compensation Committee of the Board. To the extent required by applicable law, rule or organization, it is intended that each member of the Committee shall qualify as (A) an “outside director” under Section 162(m) of the Code and applicable interpretive authority thereunder; (B) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act; and (C) an “independent director” under the listing standards of the NASDAQ. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

(l)	“Common Stock” means (1) the common stock of the Company, par value $0.01 per share, subject to adjustment as provided in Section 4.1; or (2) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

(m)	“Company” means GeoResources, Inc., a Colorado corporation.

(n)	“Covered Employee” means a Participant who has received a Management Incentive Award, Restricted Stock or Performance Units, who has been designated as such by the Committee and who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Management Incentive Award, Restricted Stock or Performance Units are expected to be taxable to such Participant.

(o)	“Disability” means, unless otherwise provided by the Committee, (1) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement, or, if such agreement does not define “Disability,” then “Disability” shall be determined by the Board.

(p)

“Dividend Equivalent Rights” means the right to receive cash, Stock Options, Stock Appreciation Rights or Performance Units, as determined by the Committee, in an amount equal to any dividends that would have been paid on a Stock Option, Stock Appreciation Right or a Performance Unit, as applicable, with Dividend Equivalent Rights if such Stock Option, Stock Appreciation Right or Performance Unit, as applicable, were a share of Common Stock held by the Participant on the dividend payment date. Unless the Committee determines that Dividend Equivalent Rights will be paid in cash as of the dividend payment date, such Dividend Equivalent Rights, once credited, will be converted into an equivalent number of Stock Options, Stock Appreciation Rights or Performance Units, as applicable; provided, however, that the number of shares subject to any Award will always be a whole number. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in cash, the number of Stock Options, Stock Appreciation Rights or Performance Units into which a Dividend Equivalent Right will be converted will be calculated as of the dividend payment date, in accordance with the following formula:

(A x B)/C

in which “A” equals the number of Stock Options, Stock Appreciation Rights or Performance Units with Dividend Equivalent Rights held by the Participant on the dividend payment date, “B” equals the cash dividend per share and “C” equals the Fair Market Value per share of Common Stock on the dividend payment date. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in property other than cash, the number of Stock Options, Stock Appreciation Rights or Performance Units, as applicable into which a Dividend Equivalent Right will be converted will be calculated, as of the dividend payment date, in accordance with the formula set forth above, except that “B” will equal the fair market value per share of the property which the Participant would have received if the Stock Option, Stock Appreciation Right or Performance Unit, as applicable, with Dividend Equivalent Rights held by the Participant on the dividend payment date was a share of Common Stock.

(q)	“Effective Date” means the date of approval, by the Company’s shareholders, of the Plan.

(r)	“Eligible Individuals” means officers, employees, directors and consultants of the Company or any of its Affiliates, and prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or its Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or its Affiliates, as determined by the Committee.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(t)	“Expiration Date” means the date on which an Award becomes unexercisable and/or not payable by reason of lapse of time or otherwise as provided in Section 6.2.

(u)	“Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price for the shares on the Nasdaq Capital Market or the Nasdaq Global Select Market, as the case may be, for the specified date, or, if the shares were not traded on either of these markets on such date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.

(v)	“Grant Date” means the date designated by the Committee as the date of grant of an Award.

(w)	“Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)	“Individual Agreement” means a severance, employment, consulting or similar agreement between a Participant and the Company or one of its Affiliates.

(y)	“Management Incentive Award” means an Award of cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee.

(z)	“Net Contribution” means for a Business Unit, its operating profit after-tax, less the product of (1) a percentage as determined by the Committee; and (2) the Business Unit’s Capital Employed.

(aa)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(bb)	“Notice” means the written evidence of an Award granted under the Plan in such form as the Committee will from time to time determine.

(cc)	“Participant” or “Participants” means an Eligible Individual who is a participant, or Eligible Individuals who are participants, in the Plan.

(dd)	“Performance Goals” means the performance goals established by the Committee in connection with the grant of Management Incentive Awards, Restricted Stock or Performance Units as set forth in the Notice. In the case of Qualified Performance-Based Awards, Performance Goals will be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations, and will be based on Net Contribution, or such other performance criteria selected by the Committee, including, without limitation, the Fair Market Value of the Common Stock, the Company’s or a Business Unit’s market share, sales, earnings, costs, productivity, return on equity or return on Capital Employed.

(ee)	“Performance Units” means an Award granted under Section 12.

(ff)	“Plan” means the Amended and Restated 2004 Employees’ Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(gg)	“Qualified Performance-Based Award” means a Management Incentive Award, an Award of Restricted Stock or an Award of Performance Units designated as such by the Committee, based upon a determination that (1) the recipient is or may be a Covered Employee; and (2) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(hh)	“Restricted Stock” means an Award granted under Section 11.

(ii)	“Section 16 Reporting Officers” means officers of the Company subject to Section 16 of the Exchange Act.

(jj)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(kk)	“Stock Appreciation Right” means an Award granted under Section 10.

(ll)	“Stock Option” means an Award granted under Section 9.

(mm)	“Termination of Employment” means the termination of the Participant’s employment with, or performance of services for, the Company and any of its Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates will not be considered Terminations of Employment.

(nn)	“Vesting Date” means the date on which an Award becomes vested, and, if applicable, fully exercisable and/or payable by or to the Participant as provided in Section 6.3.

(oo)	“Willful” means any action or omission by the Participant that was not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company or its Affiliates. Any act or omission based upon authority given pursuant to a duly adopted resolution of the Board, or, upon the instructions of the CEO or any other senior officer of the Company, or, based upon the advice of counsel for the Company will be conclusively presumed to be taken or omitted by the Participant in good faith and in the best interests of the Company and/or its Affiliates.

2.2. Other Definitions. In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 3. Administration.

3.1. Committee Administration. The Committee is the administrator of the Plan. Among other things, the Committee has the authority, subject to the terms of the Plan:

(a)	To select the Eligible Individuals to whom Awards are granted;

(b)	To determine whether and to what extent Awards are granted;

(c)	To determine the amount of each Award;

(d)	To determine the terms and conditions of any Award, including, but not limited to, the option price, any vesting condition, restriction or limitation regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee will determine;

(e)	To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(f)	To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award will be deferred;

(g)	To determine under what circumstances an Award may be settled in cash or Common Stock or a combination of cash and Common Stock; and

(h)	To adopt, alter and repeal administrative rules, guidelines and practices governing the Plan, to interpret the terms and provisions of the Plan, any Award, any Notice and any other agreement relating to any Award and to take any action it deems appropriate for the administration of the Plan.

3.2. Committee Action. The Committee may act only by a majority of its members then in office. The Committee may delegate or allocate to other committees of the Board or the CEO the authority to make such determinations and Awards for all Awards to employees and officers; provided, however, that the CEO’s authority is limited to employees and officers who are not Section 16 Reporting Officers. Any such allocation or delegation may be revoked by the Committee at any time. Any determination made by the Committee or its delegate with respect to any Award will be made in the sole discretion of the Committee or such delegate. To the extent that the Committee delegates such authority to another committee of the Board or the CEO, references in this Plan to the Committee shall be deemed to include such committee of the Board or the CEO acting in accordance with the limitations of such delegation. All decisions of the Committee or its delegate are final, conclusive and binding on all parties.

3.3. Board Authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

SECTION 4. Shares.

4.1. Shares Available For Issuance. The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan will be three million two hundred and fifty thousand (3,250,000) shares.

No Award will be counted against the shares available for delivery under the Plan if the Award is payable to the Participant only in the form of cash, or if the Award is paid to the Participant in cash.

To the extent any Award is forfeited, any Stock Option (or Stock Appreciation Right) terminates, expires or lapses without being exercised or any Stock Appreciation Right is exercised for cash, the shares of Common Stock subject to such Award will again become available for delivery in connection with new Awards under the Plan. To the extent any shares of Common Stock subject to an Award are tendered back prior to April 29, 2011 (or, if later, the 10th anniversary of the latest re-

approval of this clause by the Company’s shareholders) or not delivered because such shares are (in either case) used to satisfy an applicable tax-withholding obligation, such shares will again become available for delivery in connection with new Awards under the Plan.

In the event of any corporate event or transaction, (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, merger, consolidation, separation, spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee may make such substitution or adjustments in the aggregate number, kind, and price of shares reserved for issuance under the Plan, and the maximum limitation upon any Awards to be granted to any Participant, in the number, kind and price of shares subject to outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares subject to any Award will always be a whole number. Such adjusted price will be used to determine the amount payable in cash or shares, as applicable, by the Company upon the exercise of any Award.

4.2. Individual Limits. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 500,000 shares of Common Stock in any calendar year. The maximum aggregate amount with respect to each Management Incentive Award, Award of Performance Units or Award of Restricted Stock that may be granted, or, that may vest, as applicable, in any calendar year for any individual Participant is 500,000 shares of Common Stock, or the dollar equivalent of 500,000 shares of Common Stock.

SECTION 5. Eligibility.

Awards may be granted under the Plan to Eligible Individuals. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(e) of the Code).

SECTION 6. Terms and Conditions of Awards.

6.1. General. Awards will be in the form and upon the terms and conditions as determined by the Committee, subject to the terms of the Plan. The Committee is authorized to grant Awards independent of, or in addition to other Awards granted under the Plan. The terms and conditions of each Award may vary from other Awards. Awards will be evidenced by Notices, the terms and conditions of which will be consistent with the terms of the Plan and will apply only to such Award.

6.2. Expiration Date. Unless otherwise provided in the Notice, the Expiration Date of an Award will be the earlier of the date that is ten (10) years after the Grant Date or the date of the Participant’s Termination of Employment.

6.3. Vesting. Each Award vests and becomes fully payable, exercisable and/or released of any restriction on the Vesting Date. The Vesting Date of each Award, as determined by the Committee, will be set forth in the Notice.

SECTION 7. Qualified Performance-Based Awards.

The Committee may designate a Management Incentive Award, or an Award of Restricted Stock or an Award of Performance Units as a Qualified Performance-Based Award, in which case, the Award is contingent upon the attainment of Performance Goals.

SECTION 8. Management Incentive Awards.

8.1. Management Incentive Awards. The Committee is authorized to grant Management Incentive Awards, subject to the terms of the Plan. Notices for Management Incentive Awards will indicate the Award Cycle, any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment of the Award.

8.2. Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, Management Incentive Awards will be paid to the Participant in cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee. The number of shares of Common Stock payable under the stock portion of a Management Incentive Award will equal the amount of such portion of the award divided by the Fair Market Value of the Common Stock on the date of payment.

SECTION 9. Stock Options.

9.1. Stock Options. The Committee is authorized to grant Stock Options, including both Incentive Stock Options and Nonqualified Stock Options, subject to the terms of the Plan. Notices will indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the option price, the term and the number of shares to which it pertains. To the extent that any Stock Option is not designated as an Incentive Stock Option, or, even if so designated does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it will constitute a Nonqualified Stock Option. No Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of shareholder approval of the Plan (or, if the shareholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); provided, however, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

9.2. Option Price. The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee and will not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the Grant Date.

9.3. Incentive Stock Options. The terms of the Plan addressing Incentive Stock Options and each Incentive Stock Option will be interpreted in a manner consistent with Section 422 of the Code and all valid regulations issued thereunder.

9.4. Exercise. Stock Options will be exercisable at such time or times and subject to the terms and conditions set forth in the Notice. A Participant can exercise a Stock Option, in whole or in part, at any time on or after the Vesting Date and before the Expiration Date by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice will be accompanied by payment in full to the Company of the option price by certified or bank check or such other cash equivalent instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option, based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised. Notwithstanding the foregoing, the right to make payment in the form of already owned shares of Common Stock applies only to shares that have been held by the optionee for at least six (6) months at the time of exercise or that were purchased on the open market.

If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or broker loan proceeds necessary to pay the option price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, but any loans by a broker in connection with an exercise shall be arranged between the broker and the employee, and not by the Company.

In addition, if approved by the Committee, a Stock Option may be exercised by a “net cashless exercise” procedure whereby all or any portion of the option price and/or any required tax withholding may be satisfied by a reduction in the number of shares issued upon exercise. In that case, the number of shares of Common Stock issued upon exercise will be equal to: (a) the product of (i) the number of shares as to which the Stock Option is then being exercised on a net cashless basis, and (ii) the excess of (A) the Fair Market Value on the date of exercise, over (B) the option price and/or any required tax withholding associated with the net cashless exercise (expressed on a per share basis), divided by (b) the Fair Market Value on the date of exercise. A number of shares of Common Stock equal to the difference between the number of shares as to which the Stock Option is then being exercised and the number of shares actually issued upon such exercise will be deemed to have been retained by the Company in satisfaction of the option price and/or any required tax withholding.

9.5. Settlement. As soon as practicable after the exercise of a Stock Option, the Company will deliver to or on behalf of the optionee certificates of Common Stock for the number of shares purchased. No shares of Common Stock will be issued until full payment therefor has been made. Except as otherwise provided in Section 9.8 hereof, an optionee will have all of the rights of a shareholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and the right to receive dividends, when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 18 hereof. The Committee may give optionees Dividend Equivalent Rights.

9.6. Nontransferability. No Stock Option will be transferable by the optionee other than by will or by the laws of descent and distribution. All Stock Options will be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee. No Stock Option will be subject to execution, attachment or other similar process.

Notwithstanding anything herein to the contrary, the Committee may permit a Participant at any time prior to his or her death to assign all or any portion without consideration therefor of a Nonqualified Stock Option to:

(a)	The Participant’s spouse or lineal descendants

(b)	The trustee of a trust for the primary benefit of the Participant and his or her spouse or lineal descendants, or any combination thereof;

(c)	A partnership of which the Participant, his or her spouse and/or lineal descendants are the only partners;

(d)	Custodianships under the Uniform Transfers to Minors Act or any other similar statute; or

(e)	Upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or any other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive the Nonqualified Stock Option held in trust, partnership or custody.

In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of the Nonqualified Stock Option, and such portion will continue to be subject to all of the terms, conditions and restrictions applicable to the Nonqualified Stock Option.

9.7. Cashing Out. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out. In addition, notwithstanding any other provision of the Plan, the Committee, either on the Grant Date or thereafter, may give a Participant the right to voluntarily cash-out the Participant’s outstanding Stock Options, whether or not then vested, during the sixty (60)-day period following a Change in Control. A Participant who has such a cash-out right and elects to cash-out Stock Options may do so during the sixty (60)-day period following a Change in Control by giving notice to the Company to elect to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election exceeds the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which this cash-out right is exercised.

9.8. Deferral of Stock Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee will determine. If any such deferrals are permitted, an optionee who elects such deferral will not have any rights as a shareholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 10. Stock Appreciation Rights.

10.1. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights, subject to the terms of the Plan. Stock Appreciation Rights granted with a Nonqualified Stock Option may be granted either on or after the Grant Date. Stock Appreciation Rights granted with an Incentive Stock Option may be granted only on the Grant Date of such Stock Option. Notices of Stock Appreciation Rights granted with Stock Options may be incorporated into the Notice of the Stock Option. Notices of Stock Appreciation Rights will indicate whether the Stock Appreciation Right is independent of any Award or granted with a Stock Option, the price, the term, the method of exercise and the form of payment. The Committee may also grant Dividend Equivalent Rights in association with any Stock Appreciation Right.

10.2. Exercise. A Participant can exercise Stock Appreciation Rights, in whole or in part, at any time after the Vesting Date and before the Expiration Date, or, with respect to Stock Appreciation Rights granted in connection with any Stock Option, at such time or times and to the extent that the Stock Options to which they relate are exercisable, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised. A Stock Appreciation Right granted with a Stock Option may be exercised by an optionee by surrendering any applicable portion of the related Stock Option in accordance with procedures established by the Committee. To the extent provided by the Committee, Stock Options which have been so surrendered will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

10.3. Settlement. As soon as practicable after the exercise of a Stock Appreciation Right, an optionee will be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Committee, in value equal to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the Stock Appreciation Right price per share multiplied by the number of shares in respect of which the Stock Appreciation Right is being exercised.

Upon the exercise of a Stock Appreciation Right granted with any Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related will be deemed to have been exercised for the purpose of the limitation set forth in Section 4 hereof on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares delivered upon the exercise of the Stock Appreciation Right.

10.4. Nontransferability. Stock Appreciation Rights will be transferable only to the extent they are granted with any Stock Option, and only to permitted transferees of such underlying Stock Option in accordance with Section 9.6 hereof.

SECTION 11. Restricted Stock.

11.1. Restricted Stock. The Committee is authorized to grant Restricted Stock, subject to the terms of the Plan. Notices for Restricted Stock may be in the form of a Notice and book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock will be registered in the name of such Participant and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including, but not limited to, forfeiture of the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan and a Restricted Stock Notice. Copies of such Plan and Notice are on file at the principal office of GeoResources, Inc.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon will have lapsed and that, as a condition of any Award of Restricted Stock, the Participant will have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award. The Notice or certificates will indicate any applicable Performance Goals, any applicable designation of the Restricted Stock as a Qualified Performance-Based Award and the form of payment.

11.2. Participant Rights. Subject to the terms of the Plan and the Notice or certificate of Restricted Stock, the Participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock until the later of the Vesting Date and the date any applicable Performance Goals are satisfied. Except as provided in the Plan and the Notice or certificate of the Restricted Stock, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and to receive dividends with respect to the shares; provided that, in the discretion of the Committee, cash or property payable as a dividend on Restricted Stock may be subjected to the same vesting conditions as the Restricted Stock giving rise to the payment or may be converted into a number of additional shares of Restricted Stock (again, having the same vesting conditions as the Restricted Stock giving rise to the payment) determined by dividing the amount of the cash or the fair market value of the property otherwise distributable (as determined by the Committee) by the Fair Market Value on the dividend payment date.

11.3. Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, unlegended certificates for such shares of Common Stock will be delivered to the Participant upon surrender of any legended certificates, if applicable.

SECTION 12. Performance Units.

12.1. Performance Units. The Committee may grant a Performance Unit to a Participant payable upon the attainment of specific Performance Goals. The Committee may grant Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Units that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Unit is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as provided by the Committee in the applicable Notice at the time of grant. Each Performance Unit shall be evidenced by a Notice in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

With respect to Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Unit upon the attainment of objective Performance Goals established pursuant to Section 12.2(c).

12.2. Terms and Conditions. Performance Units awarded pursuant to Section 12 shall be subject to the following terms and conditions:

(a)	Earning of Performance Unit. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 12.2(c) are achieved and the percentage of each Performance Unit that has been earned.

(b)	Non-Transferability. Subject to the applicable provisions of the Notice and the Plan, Performance Units may not be transferred during the Performance Period.

(c)	Objective Performance Goals, Formulae or Standards. With respect to Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Units based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)	Dividends. Unless otherwise provided by the Committee in the applicable Notice at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Unit will not be paid to the Participant.

(e)	Payment. Following the Committee’s determination in accordance with Section 12.2(a), the Company shall settle Performance Units, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Units. With respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall be precluded from having discretion to increase the amount of compensation payable under the terms of such Award.

(f)	Termination. Subject to the applicable provisions of the Notice and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Unit, the Performance Unit in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at the Grant Date.

(g)	Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Unit.

SECTION 13. Other Awards.

The Committee is authorized to make, either alone or in conjunction with other Awards, Awards of cash or Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, convertible debentures.

SECTION 14. Change in Control.

14.1. Impact of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred, any outstanding:

(a)	Stock Options and Stock Appreciation Rights become fully exercisable and vested to the full extent of the original grant;

(b)	Restricted Stock becomes free of all restrictions and deferral limitations and becomes fully vested and transferable to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee;

(c)	Performance Units become vested to the extent provided in the Notice, or if not provided in the Notice, as determined by the Committee. In addition, to the extent settlement of such Performance Units has been deferred, if the Change in Control constitutes a “change in the ownership of the Company,” a “change in effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” (in each case as defined in Section 409A of the Code), such settlement occurs in cash or Common Stock (as determined by the Committee) as promptly as is practicable following the Change in Control;

(d)	Management Incentive Awards become fully vested to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee, and such Management Incentive Awards will be settled in cash or Common Stock, as determined by the Committee, as promptly as is practicable following the Change in Control; and

(e)

In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Common Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

The Committee may also make additional substitutions, adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

14.2. Definition of Change in Control. For purposes of the Plan, a “Change in Control” will mean the happening of any of the following events:

(a)	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with Subsections (1), (2) and (3) of Subsection (c) of this Section 14.2;

(b)	A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 14.2, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board;

(c)

Consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or acquisition by the Company of the assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent

(60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

14.3. Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the Nasdaq Capital Market, the Nasdaq Global Select Market, or other national exchange on which such shares are listed during the sixty (60)-day period prior to and including the date of a Change in Control; or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price will be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration will be determined by the Committee.

SECTION 15. Forfeiture of Awards.

Notwithstanding anything in the Plan to the contrary, the Committee may, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any Termination of Employment for Cause), or any activity of a Participant in competition with the business of the Company or any Affiliate, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Affiliate will be made by the Committee in good faith. This Section 15 will have no application following a Change in Control.

SECTION 16. Amendment and Termination.

The Committee may amend, alter, or discontinue the Plan or any Award, prospectively or retroactively, but no amendment, alteration or discontinuation may impair the rights of a recipient of any Award without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules.

No amendment will be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or stock exchange rules, or to the extent such amendment increases the number of shares available for delivery under the Plan. Without the approval of the Company’s shareholders, the Committee will not reduce the option price of a Stock Option after the Grant Date or cancel an outstanding Stock Option and grant a new Stock Option with a lower exercise price in substitution therefor (other than, in either case, in accordance with the adjustment provisions in the last paragraph of Section 4.1).

SECTION 17. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 18. General Plan Provisions.

18.1. General Provisions. The Plan will be administered in accordance with the following provisions and any other rule, guideline and practice determined by the Committee:

(a)	Each person purchasing or receiving shares pursuant to an Award may be required to represent to and agree with the Company in writing that he or she is acquiring the shares without a view to the distribution of the shares.

(b)	The certificates for shares issued under an Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(c)	Notwithstanding any other provision of the Plan, any Award, any Notice or any other agreements made pursuant thereto, the Company is not required to issue or deliver any shares of Common Stock prior to fulfillment of all of the following conditions:

(i)	Listing or approval for listing upon notice of issuance, of such shares on the Nasdaq Capital Market, the Nasdaq Global Market, or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)	Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee deems necessary or advisable; and

(iii)	Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee deems necessary or advisable.

(d)	The Company will not issue fractions of shares. Whenever, under the terms of the Plan, the aggregate number of shares required to be issued to a Participant at a particular time includes a fractional share, one additional whole share will be issued to the Participant in lieu of and in satisfaction for that fractional share.

(e)	In the case of a grant of an Award to any Eligible Individual of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.

18.2. Employment. The Plan will not constitute a contract of employment, and adoption of the Plan will not confer upon any employee any right to continued employment, nor will it interfere in any way with the right of the Company or an Affiliate to terminate at any time the employment of any employee or the membership of any director on a board of directors or any consulting arrangement with any Eligible Individual.

18.3. Tax Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

18.4. Beneficiaries. The Committee will establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

18.5. Governing Law. The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws. Notwithstanding anything herein to the contrary, in the event an Award is granted to Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may modify the provisions of the Plan and/or any such Award as they pertain to such individual to comply with and account for the tax and accounting rules of the applicable foreign law so as to maintain the benefit intended to be provided to such Participant under the Award.

18.6. Nontransferability. Except as otherwise provided in Sections 9 and 10 hereof, or by the Committee; Awards under the Plan are not transferable except by will or by laws of descent and distribution.

18.7. Severability. Wherever possible, each provision of the Plan and of each Award and of each Notice will be interpreted in such a manner as to be effective and valid under applicable law. If any provision of the Plan, any Award or any Notice is found to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to and to have contained from the outset such language as will be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law; and (b) all other provisions of the Plan and any Award will remain in full force and effect.

18.8. Strict Construction. No rule of strict construction will be applied against the Company, the Committee or any other person in the interpretation of the terms of the Plan, any Award, any Notice, any other agreement or any rule or procedure established by the Committee.

18.9. Shareholder Rights. Except as otherwise provided herein, no Participant will have dividend, voting or other shareholder rights by reason of a grant of an Award or a settlement of an Award in cash.

18.10. Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

18.11. Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

18.12. Section 162(m) Compliance. To the extent to which Section 162(m) of the Code is applicable, the Company intends that compensation paid under the Plan to Covered Employees (as such term is defined for purposes of Section 162(m)) will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and the regulations thereunder, unless otherwise determined by the Committee. Accordingly, Awards granted to Covered Employees (as such term is defined in Section 162(m)(3) of the Code) that are intended to qualify for the performance-based exception under Section 162(m) shall be deemed to include any such additional terms, conditions, limitations, and provisions as are necessary to comply with such exception unless the Committee, in its discretion, determines otherwise.

18.13. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.14. Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

GEOI	Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ELECTION OF DIRECTORS — The Board of Directors recommends that you vote FOR ALL Nominees.

1. Nominees:	01 Frank A. Lodzinski	04 Bryant W. Seaman, III	06 Nick L. Voller	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02 Collis P. Chandler, III	05 Michael A. Vlasic	07 Donald J. Whelley
03 Jay F. Joliat

(Instructions: To withhold authority to vote for any indicated nominee,

write the number(s) of the nominee(s) in the box provided to the right.)

DIRECTOR PROPOSALS — GeoResources’ Directors recommend a vote FOR Items 2 and 3.

2. Amendment to the GeoResources 2004 Amended and Restated Employees’ Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

3. Advisory Vote on Executive Compensation.	☐	For	☐	Against	☐	Abstain

GeoResources’ Directors recommend a vote for 1 Year for Item 4:

4. Advisory Vote regarding Frequency of Advisory Vote on Executive Compensation.	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

NOTE: In their discretion, Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR each of the Director Nominees, FOR Items 2 and 3, and FOR 1 Year on Item 4.

Please indicate if you plan to attend this meeting:                 ☐    Yes

Date
Signature(s) in Box
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

GEORESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 7, 2011

1:00 p.m., Local Time

1999 Broadway, Suite 3150

Denver, Colorado 80202

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Annual Report are available at www.eproxy.com/geoi.

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

proxy

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Shareholders to be held on Tuesday, June 7, 2011, at 1:00 p.m., local time, at 1999 Broadway, Suite 3150, Denver, Colorado, and hereby appoints Frank A. Lodzinski and Collis P. Chandler, III, or either of them, as Proxies, each with the power to appoint his substitute and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of GeoResources, Inc. held of record by the undersigned on April 19, 2011, at the Annual Meeting of Shareholders to be held on June 7, 2011, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

Vote by Internet, Telephone or Mail

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Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 6, 2011.	Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 6, 2011.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.